TEGAL CORPORATION REPORTS
FIRST QUARTER FISCAL 2009 FINANCIAL RESULTS

Petaluma, Calif., August 13, 2008 — Tegal Corporation (Nasdaq:TGAL), a leading designer and manufacturer of plasma etch and deposition systems used in the production of integrated circuits and nanotechnology devices, today announced financial results for the First Quarter Fiscal Year 2009, which ended June 30, 2008.  Senior management will conduct an investor conference call to discuss these results and the company’s financial outlook in more detail today at 2pm Pacific Time, Wednesday, August 13, 2008.  More information about the conference call is provided below.

First Quarter Highlights

• The Company shipped an advanced etch system to SVTC Technologies, located in San Jose.  SVTC operates a leading process development foundry for the rapidly growing novel memory and transistor market along with the MEMS/MOEMS, photovoltaics, biotechnology, image sensors and high-voltage markets.  Tegal also announced, as part of the plasma etch equipment order, that Tegal and SVTC are working together on process recipe development for these applications.

• The Company shipped an Endeavor AT PVD cluster tool from a leading global manufacturer of discrete and analog semiconductor components for the consumer electronics, industrial, and automotive markets.  The Endeavor AT PVD system will be used by Tegal’s customer for backside metallization applications on thin wafers at the customer’s domestic, ISO-certified wafer fab.

• In addition, the Company announced orders for a 901ACS plasma etch tool, and additional orders for Tegal 900 Series ACS upgrades, from a leading maker of BioMEMS-based medical testing products.

Financial Results

Revenues for the first quarter of fiscal 2009 were $4.7 million, an increase of 3% from the $4.6 million for the same quarter last year.  Tegal reported a net loss of ($0.8) million, or ($0.11) per share, for the quarter, compared to a net loss of ($0.6) million, or ($0.09) per share in the comparable quarter one year ago.

Gross profits for the first quarter of fiscal 2009 were 49.2% compared to 35.3% in the same quarter one year ago and 50.6% from the previous quarter.

Operating losses for the first quarter were ($1.0) million, including approximately $0.5 million of non-cash charges.  This was an improvement compared to the ($1.4) million loss in the same period last year, which included $0.6 million of non-cash charges.  Operating income in the previous quarter was $0.8 million. Included in the $0.8 million of income for the previous quarter was approximately $0.4 million of non cash charges.

Cash at the end of the fiscal first quarter of 2009 was $18.2 million, a $1.1 million decrease from the end of the March quarter.   Over the same 3 month period, accounts payable and accrued liabilities decreased by $1.0.  Accounts receivable also decreased by $0.8 million.

“Our results for this quarter were below our expectations, as several projects in which we were engaged were either postponed or cancelled.  The current environment in semiconductor capital equipment is challenging - more so than any other time since the beginning of the decade,” said Thomas Mika, President & CEO of Tegal.  “However, the shipment of an advanced 6500 etch system to SVTC was a big plus for the quarter.  It is a high visibility installation and we have already generated several sales leads from SVTC development customers.  In addition, we are completing our Compact™360NLD system for shipment later this month, and the official launch of the product at Semicon West in mid-July was a great success.  While we expect the environment to remain challenging in the near future, we have a strong cash position and believe we will sustain or improve our market position.”

Investor Conference Call
Tegal Corporation will discuss these results and further details of its first quarter of fiscal 2009 during a conference call today, August 13, 2008, at 5:00 p.m. EDT / 2:00 p.m. PDT.  The call is open to all interested investors.  The call-in numbers are (866) 543-6405 or (617) 213-8897.  For either dial-in number, Investors should reference passcode: 96260153.  A digital recording will be made available two hours after the completion of the conference call, and it will be accessible through midnight on Thursday, August 21, 2008. To access, investors should dial (888) 286-8010 or (617) 801-6888 and enter passcode: 61883987.   The conference call also will be available online via the Investor Section of the Company’s website at: www.tegal.com.  An online replay of the teleconference, along with a copy of the Company’s earnings release, will also be available on the Company’s website.

Annual Meeting
The Company will hold its Annual Meeting at 10:00 a.m. PDT on Tuesday, September 23, 2008 at its headquarters located at 2201 South McDowell Blvd., Petaluma, California.  Stockholders of record as of July 25, 2008 are invited to attend.

Safe Harbor Statement
Except for historical information, matters discussed in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Forward-looking statements, which are based on assumptions and describe our future plans, strategies and expectations, are generally identifiable by the use of the words "anticipate," "believe," "estimate," "expect," "intend," "project" or similar expressions.  These forward-looking statements are subject to risks, uncertainties and assumptions about the Company including, but not limited to industry conditions, economic conditions, acceptance of new technologies and market acceptance of the Company's products and services.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph.  For a further discussion of these risks and uncertainties, please refer to the Company's periodic filings with the Securities and Exchange Commission.

About Tegal
Tegal provides process and equipment solutions to leading edge suppliers of advanced semiconductor and nanotechnology devices.   Incorporating unique, patented etch and deposition technologies, Tegal’s system solutions are backed by over 35 years of advanced development and over 100 patents.  Some examples of devices enabled by Tegal technology are energy efficient memories found in portable computers, cellphones, PDAs and RFID applications; megapixel imaging chips used in digital and cellphone cameras; power amplifiers for portable handsets and wireless networking gear; and MEMS devices like accelerometers for automotive airbags, microfluidic control devices for ink jet printers; and laboratory-on-a-chip medical test kits.

More information is available on the Internet at: www.tegal.com.

Contact:

Tegal Corporation
Christine Hergenrother (VP and CFO), 707/763-5600
or
The Blueshirt Group
Gina DeBoutez or Chris Danne, 415/217-7722

 TEGAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share data)

Assets	June 30, March 31,
Current Assets:	2008 2008
Cash and cash equivalents	$18,181	$19,271
Accounts receivable, net of allowances for sales returns and doubtful accounts of $227 and $191 at June 30, 2008 and March 31, 2008, respectively	5,994	6,758
Inventories, net	11,009	11,056
Prepaid expenses and other current assets	794	788
Total current assets	35,978	37,873
Property and equipment, net	1,233	1,213
Intangible assets, net	842	903
Other assets	84	90
Total assets	$38,137	$40,079
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and bank lines of credit	$8	$14
Accounts payable	896	1,469
Accrued product warranty	1,315	1,770
Deferred revenue	383	252
Accrued expenses and other current liabilities	3,067	3,644
Total current liabilities	5,669	7,149
Total long term liabilities	—	—
Total liabilities	5,669	7,149
Commitments and contingencies (Note 7)
Stockholders’ equity:
Preferred stock; $0.01 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 200,000,000 shares authorized; 7,263,473 and 7,242,736 shares issued and outstanding at June 30, 2008 and March 31, 2008, respectively	73	72
Additional paid-in capital	123,898	123,567
Accumulated other comprehensive income (loss)	(448)	(446)
Accumulated deficit	(91,055)	(90,263)
Total stockholders’ equity	32,468	32,930
Total liabilities and stockholders’ equity	$38,137	$40,079

TEGAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,
	2008	2007

Revenue	$4,729	$4,598
Cost of revenue	2,402	2,977
Gross profit	2,327	1,621
Operating expenses:
Research and development expenses	1,136	778
Sales and marketing expenses	843	1,006
General and administrative expenses	1,330	1,203
Total operating expenses	3,309	2,987
Operating loss	(982)	(1,366)
Other income (expense), net	190	728
Net loss	$(792)	$(638)
Net loss per share, basic and diluted	$(0.11)	$(0.09)
Shares used in per share computation:
Basic and diluted	7,177	7,110